UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2014

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 4, 2014, Alan C. Lullman, Senior Vice President, Sales of American Railcar Industries, Inc. (“ARI” or the “Company”) is no longer employed by ARI.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the Annual Meeting) on June 3, 2014. At the Annual Meeting, shareholders voted on the following proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstentions	Broker Non-Votes
Carl C. Icahn	13,652,496	3,416,435	77,895	0
James C. Pontious	16,985,660	81,761	79,405	0
J. Mike Laisure	16,947,364	120,079	79,383	0
Harold First	16,117,686	948,070	81,071	0
Hunter Gary	12,516,674	4,549,130	81,023	0
SungHwan Cho	13,241,602	3,826,076	79,148	0
Andrew Roberto	13,706,169	3,361,466	79,191	0

Proposal 2

An advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
17,011,282	38,003	97,539	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014		American Railcar Industries, Inc.

	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer